Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

June 14, 2010

YRC Worldwide Confirms Positive Adjusted EBITDA for Second Quarter

•	June Business Volumes Continue to Grow Sequentially

•	ABS Amendment Provides Incremental Liquidity

•	Company Expects Positive Regional Transportation Second Quarter Operating Income

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today confirmed its previously announced expectation that the company will achieve positive adjusted EBITDA on a consolidated basis and positive operating income for its Regional Transportation segment for second quarter of 2010. While the company expects positive adjusted EBITDA for the quarter, it also expects its working capital expenditures, cash interest, advisor fees and other payments to produce a net cash usage from operating activities.

The company also reported that it has amended its asset-backed securitization facility to modify certain calculations to reduce the impact of negative effects that the integration of Yellow Transportation and Roadway has had on the ability of the company to borrow under the facility. As a result of this amendment, the company will be able to borrow additional amounts under the facility during the remainder of the second quarter. As of June 11, 2010, the incremental availability under the ABS facility after giving effect to these modifications would have been $22 million.

“We continue to see positive developments in our business as our June volume trends are exceeding our May volume trends,” said Chairman, President and CEO Bill Zollars. “The incremental liquidity from the ABS amendment helps to support our working capital needs as we grow our revenues. With the operating momentum we are experiencing, we are confident in our ability to generate positive adjusted EBITDA in the second quarter of 2010.”

Driven primarily by the need to fund working capital for business growth, the expected net cash usage from operating activities creates liquidity pressure for the company. In addition to the liquidity that the amendment to the ABS facility provides, the company is seeking to address its short-term liquidity needs through a combination of one or more of the following actions:

•	Implementing further cost actions and efficiency improvements

•	Seeking additional and return business from customers

•	Engaging in discussions with the company’s lending group under its credit agreement

•	Pursuing the sale of non-strategic assets or business lines

•	Actively managing receipts and disbursements, including amounts and timing, focusing on reducing day’s sales outstanding and managing day’s payables outstanding

•

Pursuing the company’s litigation against the trustee under the indenture related to the company’s 5% contingent convertible notes; if the company is successful in its litigation and meets the closing conditions under a note purchase agreement to sell and issue additional 6% convertible notes, the company can utilize the remaining $20.2 million of proceeds held in an escrow for general corporate purposes.

•	Considering the sale of additional equity or pursuing other capital market transactions

* * * * *

Certain Non-GAAP financial measures

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity based compensation expense, net losses on property disposals and certain other items as defined in the company’s credit agreement. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit agreement. However, this financial measure should not be construed as a better measurement than operating income or earnings per share, as defined by generally accepted accounting principles.

Adjusted EBITDA has the following limitations:

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Equity based compensation is an element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure

Because of these limitations, Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA as a secondary measure.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expectation,” “expected,” “will” “continue” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The company’s expectations regarding cost reductions could differ materially from actual cost reductions based on a number of factors, including (among others) the factors identified in the prior paragraph above, the ability to identify and implement cost reductions, the success of the company’s operating plans and programs, the company’s ability to successfully reduce collateral requirements for its insurance programs, which in turn is dependent upon the company’s safety performance, ability to reduce the cost of claims through claims management, the company’s credit ratings and the requirements of state workers compensation agencies and insurers for collateral for self insured portions of workers compensation programs, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the company’s estimates of its spending requirements, changes in the company’s strategic direction and the need to replace any unanticipated losses in capital assets.

* * * * *

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America, with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit yrcw.com for more information.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com